UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 16, 2005

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact name of registrant as specified in its charter)

MARYLAND	1-13232	84-1259577

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or	File Number)	Identification No.)
organization)

4582 SOUTH ULSTER STREET PARKWAY
SUITE 1100, DENVER, CO 80237

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code	(303) 757-8101

NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.
SIGNATURE

ITEM 1.01. Entry Into a Material Definitive Agreement.

      On February 16, 2005, in connection with its review and determination of year-end compensation, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Apartment Investment and Management Company (“Aimco”) approved certain compensation arrangements related to Terry Considine, Aimco’s Chairman and Chief Executive Officer. In addition, the Committee, in conjunction with Mr. Considine, approved certain compensation arrangements related to Aimco’s four most highly compensated executive officers other than Mr. Considine: David Robertson, Executive Vice President and President and Chief Executive Officer of Aimco Capital; Paul J. McAuliffe, Executive Vice President and Chief Financial Officer; Miles Cortez, Executive Vice President, General Counsel and Secretary; and Lance J. Graber, Executive Vice President – Aimco Capital.

      For 2004, year-end cash bonuses are as follows: Mr. Considine - $1,000,000; Mr. Robertson - $120,000; Mr. McAuliffe - $447,830; Mr. Cortez - $303,560; and Mr. Graber - $100,000. These cash bonuses are scheduled to be paid on March 15, 2005. For those officers who have stock purchase loans that were extended prior to the effectiveness of the Sarbanes-Oxley Act of 2002, by the terms of such loans, half of the after tax amount of such cash bonuses will be applied against the balance due on any such loans. In addition, in 2005, Messrs. Robertson and Graber are eligible for additional cash bonuses of up to $705,000 and $600,000 respectively, subject to the closure of certain specified transactions during the first half of 2005.

      In addition to the cash bonus compensation, effective July 1, 2005, Mr. Considine’s annual base salary is to be increased from $400,000 to $600,000.

      The Committee also approved certain long-term incentive awards made February 16, 2005 pursuant to Aimco’s 1997 Stock Award and Incentive Plan as follows: Mr. Considine - 300,000 incentive stock options and 44,447 shares of restricted stock; Mr. Robertson - 46,903 shares of restricted stock; Mr. McAuliffe - 29,263 shares of restricted stock; Mr. Cortez - 13,761 shares of restricted stock; and Mr. Graber - 20,191 shares of restricted stock. The options have a term of ten years and have a strike price per share of $38.05, which is equal to the fair market value of Aimco’s Class A Common Stock on the grant date. The options were valued at approximately $3.57 per underlying share, based on the advice of a nationally recognized independent investment bank that valued the options using the Black-Scholes Option Pricing Model, which model may be used to measure compensation cost under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation and Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS 123R”). The number of shares of restricted stock was determined based on the average of the high and low trading prices of Aimco’s Class A Common Stock on the New York Stock Exchange for the ten trading days immediately preceding the grant date, or $36.65. The incentive stock options and the restricted stock vest ratably over five years beginning with the first anniversary of the grant date and are subject to acceleration of vesting upon Aimco’s achievement of Funds From Operations (as defined by the National Association of Real Estate Investment Trusts) of at least four dollars ($4.00) per share in any single calendar year.

      For accounting purposes, the compensation cost related to the incentive stock options and restricted stock is based on the number of options multiplied by the $3.57 per share Black-Scholes valuation and the number of shares of restricted stock multiplied by the fair market value on the date of grant of $38.05. Such compensation cost generally will be recognized over the five-year vesting period, subject to accelerated recognition based on the achievement of the specified Funds From Operations target. The specific accounting to be applied in recognizing the cost of this compensation will not be affected materially by Aimco’s decisions related to the adoption of FAS 123R, which have not yet been finalized.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      Dated: February 23, 2005

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
/s/ Paul J. McAuliffe
Paul J. McAuliffe
Executive Vice President and Chief Financial Officer